EXHIBIT 4.1

SUBSCRIPTION AGREEMENT

Common Stock of The 4Less Group, Inc.

This Subscription Agreement relates to my/our agreement to purchase shares of common stock, par value $0.000001 per share (the “Shares”), to be issued by The 4Less Group, Inc., a Nevada corporation (the “Company”), for a purchase price of $2.00 per Share, for a total purchase price of $__________ USD (“Subscription Price”), subject to the terms, conditions, acknowledgments, representations and warranties stated herein and in the Final Offering Circular for the sale of the Shares, dated December 16, 2020 (the “Circular”). Capitalized terms used but not defined herein shall have the meanings given to them in the Circular.

Simultaneously with or subsequent to the execution and delivery hereof, I am making either an ACH authorization or a wire transfer, I agree to deliver the funds for the Subscription Price. I understand that if I wish to purchase Shares, I must complete this Subscription Agreement and submit the applicable Subscription Price as set forth herein.

In order to induce the Company to accept this Subscription Agreement for the Shares and as further consideration for such acceptance, I hereby make, adopt, confirm and agree to all of the following covenants, acknowledgments, representations and warranties with the full knowledge that the Company and its affiliates will expressly rely thereon in making a decision to accept or reject this Subscription Agreement.

1) The Securities being subscribed for will be owned by, and should be recorded on the Company’s books as follows:

Full legal name of Subscriber (including middle name(s), for individuals):

_________________________________________________

(Name of Subscriber)

By:__________________________________________

(Authorized Signature)

_________________________________________________

(Official Capacity or Title, if the Subscriber is not an individual)

_________________________________________________

(Name of individual whose signature appears above if different than the name of the Subscriber printed above.)

_________________________________________________

(Subscriber’s Residential Address, including Province/State and Postal/Zip Code)

_________________________________________________

Taxpayer Identification Number

_________________________________________________

(Telephone Number)

_________________________________________________

(E-Mail Address)

Number of securities: _____ shares of Common Stock Aggregate Subscription Price: $__________ USD

TYPE OF OWNERSHIP:

If the Subscriber is individual:

If the Subscriber is not an individual:

☐ Individual

☐ Joint Tenant

☐ Tenants in Common

☐ Community Property

If interests are to be jointly held:

Name(s) of the Subscriber’s partner owner(s):

Social Security Number(s) of the Subscriber’s partner owner(s):

Address of the Subscriber’s partner owner(s)

Check this box is the securities will be held in a custodial account: ☐

Type of account:

EIN of account:

Address of account provider:

2) Registration Instructions:

REGISTRATION INSTRUCTIONS AS SET FORTH BELOW (if different):

_________________________________________________

(Name)

_________________________________________________

(Account reference, if applicable)

_________________________________________________

(Address)

3. Investor Eligibility Certifications

I understand that to purchase Shares, I must either be an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933 (the “Act”), or I must limit my investment in the Shares to a maximum of: (i) 10% of my net worth or annual income, whichever is greater, if I am a natural person; or (ii) 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year, if I am a non-natural person. I understand that if I am a natural person, I should determine my net worth for purposes of these representations by calculating the difference between my total assets and total liabilities. I understand this calculation must exclude the value of my primary residence and may exclude any indebtedness secured by my primary residence (up to an amount equal to the value of my primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

I hereby represent and warrant that I meet the qualifications to purchase Shares because:

(a)        EITHER (i) The undersigned is an accredited investor (as that term is defined in Regulation D under the Securities Act because the undersigned meets the criteria set forth in the following paragraph(s) of Appendix A attached hereto: ☐

OR (ii) The amount set forth in paragraph (b) above (together with any previous investments in the Securities pursuant to this offering) does not exceed 10% of the greater of the undersigned’s net worth or annual income. ☐

Accredited Investor Category:

☐

The Investor is a natural person (individual) whose own net worth, taken together with the net worth of the Investor’s spouse, exceeds US$1,000,000, excluding equity in the Investor’s principal residence unless the net effect of his or her mortgage results in negative equity, the Investor should include any negative effects in calculating his or her net worth.

☐

The Investor is a natural person (individual) who had an individual income in excess of US$200,000 (or joint income with the Investor spouse in excess of US$300,000) in each of the two previous years and who reasonably expects a gross income of the same this year.

☐

The Investor is an entity as to which all the equity owners are Accredited Investors. If this paragraph is initialed, the Investor represents and warrants that the Investor has verified all such equity owners’ status as an Accredited Investor.

☐

The Investor is either (i) a corporation, (ii) an organization described in Section 501(c)(3) of the Internal Revenue Code, (iii) a trust, or (iv) a partnership, in each case not formed for the specific purpose of acquiring the securities offered, and in each case with total assets in excess of US$5,000,000.

☐	The Investor is not an Accredited Investor and does not meet any of the above criteria.

4. I understand that the Company reserves the right to, in its sole discretion, accept or reject this subscription, in whole or in part, for any reason whatsoever, and to the extent not accepted, unused funds transmitted herewith shall be returned to the undersigned in full, without interest.

5. I have received the Circular.

6. I accept the terms of the Articles of Incorporation of the Company.

7. I am purchasing the Shares for my own account.

8. I hereby represent and warrant that I am not on, and am not acting as an agent, representative, intermediary or nominee for any person identified on, the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, I have complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering, including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001. By making the foregoing representations you have not waived any right of action you may have under federal or state securities law. Any such waiver would be unenforceable. The Company will assert your representations as a defense in any subsequent litigation where such assertion would be relevant.

9. Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada. Exclusive venue for any dispute arising out of this Subscription Agreement or the Shares shall be the state court in Nevada, or the US District Court located in Las Vegas, Nevada. This provision applies to disputes arising under state law and the Securities Act of 1933, as amended (“Securities Act”) and the Securities & Exchange Act of 1934, as amended (“Exchange Act”). Securities Act Section 22 creates concurrent jurisdiction, respectively, for federal and state courts over all lawsuits brought to enforce any duty of liability created by the Securities Act or the rules and regulations thereunder. Additionally, Exchange Act 27 creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, an Investors’ ability to seek relief in the state courts as a more favorable jurisdiction, will likely fail because the Courts will defer to federal jurisdiction.

10. Digital (“electronic”) signatures, often referred to as an “e-signature,” enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of this Subscription Agreement’s electronic signature include your signing this Agreement below by typing in your name, with the underlying software recording your IP address, your browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Subscription Agreement will be available to both you and the Company, as well as any associated brokers, so they can store and access it at any time. You and the Company each hereby consent and agree that electronically signing this Agreement constitutes your signature, acceptance, and agreement as if actually signed by you in writing. Further, all parties agree that no certification authority or other third party verification is necessary to validate any electronic signature; and that the lack of such certification or third party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company. You understand and agree that your esignature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding and such transaction shall be considered authorized by you. You agree your electronic signature is the legal equivalent of your manual signature on this Subscription Agreement and you consent to be legally bound by this Subscription Agreement’s terms and conditions. Furthermore, you and the Company each hereby agree that all current and future notices, confirmations and other communications regarding this Subscription Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Subscription Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communication being diverted to the recipient’s spam filters by the recipient’s email service provider, or due to a recipient’s change of address, or due to technology issues by the recipient’s service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.

Your Consent is Hereby Given: By signing this Subscription Agreement electronically, you are explicitly agreeing to receive documents electronically including your copy of this signed Subscription Agreement as well as ongoing disclosures, communications, and notices.

ACCEPTANCE

The Company hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

Dated as of

4Less Group, Inc.

By:

Authorized Signing Officer

Investor Signature:

DATED:

INVESTOR:	(Print Full Name of Entity or Individual)

By:

(Signature)

Name:

(If signing on behalf of entity)

Title:

(If signing on behalf of entity)

AML Certificate for Fund Collection Services

By executing this document, the client certifies the following:

If an Entity:

1. I am the of the Entity, and as such have knowledge of the matters certified to herein;

2. the Entity has not taken any steps to terminate its existence, to amalgamate, to continue into any other jurisdiction or to change its existence in any way and no proceedings have been commenced or threatened, or actions taken, or resolutions passed that could result in the Entity ceasing to exist;

3. the Entity is not insolvent and no acts or proceedings have been taken by or against the Entity or are pending in connection with the Entity, and the Entity is not in the course of, and has not received any notice or other communications, in each case, in respect of, any amalgamation, dissolution, liquidation, insolvency, bankruptcy or reorganization involving the Entity, or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer with respect to all or any of its assets or revenues or of any proceedings to cancel its certificate of incorporation or similar constating document or to otherwise terminate its existence or of any situation which, unless remedied, would result in such cancellation or termination;

4. the Entity has not failed to file such returns, pay such taxes, or take such steps as may constitute grounds for the cancellation or forfeiture of its certificate of incorporation or similar constating document;

5. uploaded to the DealMaker portal are true certified copies of the articles of incorporation or organization, bylaws and other constating documents of the Entity including copies of corporate resolutions or by-laws relating to the power to bind the Entity;

6. The Client is the following type of Entity:

7. The names and personal addresses as applicable for the entity in Appendix 1 are accurate.

8. The individual(s) authorized to provide instructions with respect to the entity (if different than the foregoing authorized representatives (in the case of an entity other than a trust) or trustees (in the case of a trust) is/are:

All subscribers:

1. Is the investor (or authorized signing officer, if entity) of any of their family members or close associates a politically exposed person or head of an international organization as defined under AML regulations (PEFP)? ☐ Yes ☐ No

2. The investor(s) or applicable signing officer’s birthdate is:

Name and birthdate (if individual):

Name and birthdate of Joint Holder (if applicable):

Name and birthdate of Signing Officer (if non-individual):

3. The address and Taxpayer Identification Number of the investor(s) is:

Investor:

Joint Holder (if applicable)

4. Dealmaker Account number: (Offline Investor)

If I elect to submit my investment funds by an electronic payment option offered by DealMaker, I hereby agree to be bound by DealMaker’s Electronic Payment Terms and Conditions (the “Electronic Payment Terms”). I acknowledge that the Electronic Payment Terms are subject to change from time to time without notice.

Notwithstanding anything to the contrary, an electronic payment made hereunder will constitute unconditional acceptance of the Electronic Payment Terms, and by use of the credit card or ACH/EFT payment option hereunder, I: (1) authorize the automatic processing of a charge to my credit card account or debit my bank account for any and all balances due and payable under this agreement; (2) acknowledge that there may be fees payable for processing my payment; (3) acknowledge and agree that I will not initiate a chargeback or reversal of funds on account of any issues that arise pursuant to this investment and I may be liable for any and all damages that could ensue as a result of any such chargebacks or reversals initiated by myself.

DATED:

INVESTOR:	(Print Full Name of Investor)

By:

(Signature)

Name of Signing Officer (if Entity):

Title of Signing Officer (if Entity):

Appendix 1 - Entity Information

For a Corporation or entity other than a Trust (Insert names and addresses below or attach a list)

1.	Current authorized representatives of the Organization:

Name	Title	Address

2.

Unless the entity is an Estate or Sole Proprietorship, list the Beneficial owners of, or those exercising direct or indirect control or direction over, more than 25% of the voting rights attached to the outstanding voting securities or the Organization:

Name	Address

For a Trust (Insert names and addresses or attach a list)

1.	Current trustees of the Organization:

Name	Address

2.

Beneficiaries of the Organization; or if the Organization is widely held or publicly traded provide the persons with direct or indirect control of 25% or more of the units of all classes of the Organization

Name	Address

Appendix 2 - Payment Instructions

BENEFICIARY/Receiving Bank INFORMATION

Wire Transfer

Beneficiary Bank Name: Fifth Third Bank

Beneficiary Bank Address: 38 Fountain Square Cincinnati, Ohio 45263

ABA (wire routing number): 042000314

SWIFT Code (used only for wires initiated outside of the USA): FTBCUS3CXXX

Beneficiary Account Number: 7244463761

Beneficiary Account Name: Novation Solutions Inc. (o/a DealMaker)

Beneficiary Address: 1700-40 King St W, Toronto ON M5H 3Y2

ACH Transfer

Beneficiary Bank Name: Fifth Third Bank

ACH Routing number: 071923909

Beneficiary Account Number: 7244463761

Bank Address: 222 S. Riverside Plaza, Chicago, IL. 60606

Beneficiary Account Name: Novation Solutions Inc. (o/a DealMaker)

Beneficiary Address: 1700-40 King St W, Toronto ON M5H 3Y2

NOTES:

1. Confirm the wire information shown above with your bank before sending as input fields may differ.

2. NOTE: PLEASE MAKE YOUR FUNDS PAYABLE IN US DOLLARS

3. IF WIRING PLEASE ADD USD $15.00 TO YOUR TOTAL AGGREGATE SUBSCRIPTION PRICE TO COVER WIRE TRANSFER FEES.

4. If using a method other than wire transfer, such as direct deposit, please ensure transaction comments include your full name or investor ID and UPLOAD A PICTURE OF YOUR DEPOSIT